Exhibit 99.6

Financial Summary

Alltel 2008E revenues of ~$9.6B and ~$3.4B of EBITDA

Greater than $0.10 accretive to earnings* in Year 1

Cash flow accretive in Year 1

$ 9B+ net present value of expected synergies

$ 1B+ in expense savings by Year 2

Integration expenses of $0.8B and integration capital of $0.9B

* Excludes integration costs & any incremental purchase accounting adjustments

Cash Flow Positive and Accretive to Earnings

8

Expected Synergies

(dollars in billions) Year 1 Year 2 Year 3

Cost Synergies $0.5 – 0.6 $1.0 – 1.1 $1.1 – 1.2 Capex Synergies $0.3 – 0.4 $0.3 – 0.4 $0.4 – 0.5

Total Synergies $0.8 – 1.0 $1.3 – 1.5 $1.5 – 1.7 Integration Costs $(1.1) – (1.2) $(0.5) – (0.6) $0

NPV of $9B+ in Net Synergies

9